Exhibit 99.1
Funko Provides COVID-19 Business Update

EVERETT, Wash. March 20, 2020-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today provided a business update regarding COVID-19.

Due to heightened uncertainty and developments in the past week, including retail industry store closures, increased social distancing globally and evolving government mandates, the Company is withdrawing its 2020 financial guidance issued on March 5, 2020. The Company expects to provide a further update during its first quarter 2020 earnings conference call.

Out of concern for the health and safety of employees, local communities and business partners around the globe, the Company is taking actions intended to slow the spread of COVID-19. While Funko’s corporate offices currently remain open, heightened cleaning procedures have been implemented and employees are encouraged to work from home. At Funko’s distribution centers, certain practices are in effect to safeguard workers, including a staggered work schedule, and we are continuing to monitor direction from local and national governments carefully.

Additionally, Funko’s two retail locations have been closed until further notice. Fans will continue to have the ability to purchase Funko products through the Company’s e-commerce platform at www.funko.com.

“Our number one priority is the safety of Funko’s employees, local communities and partners worldwide,” stated Brian Mariotti, Chief Executive Officer. “We are grateful to our dedicated team members and remain confident in the strength of our Pop! platform and the diversity of our business model, which extends across licenses, product categories, distribution channels and customers. While we are facing uncertain and unprecedented times, we are taking immediate actions to cut costs and mitigate disruption as we navigate this rapidly evolving situation.”

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the anticipated impact of the COVID-19 outbreak on our business, and our ability to cut costs and mitigate disruption. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the ongoing COVID-19 outbreak; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
Andrew Harless
Funko Investor Relations
investorrelations@funko.com

Media:
Jessica Piha-Grafstein
Funko Public Relations
jessicap@funko.com